ENERGY WEST INCORPORATED ANNOUNCES DISCUSSIONS WITH ITS LENDER

GREAT FALLS, Mont., March 14/PRNewswire-First Call/--ENERGY WEST INCORPORATED
(NASDAQ: EWST - News), a natural gas, propane and energy marketing company serving the Rocky Mountain states, announced today that it is in discussions with its lender, Wells Fargo Bank Montana, regarding restructuring and extension of EWST's credit facility with the bank, which among other matters may involve providing collateral to the bank to secure the loan. The Wells Fargo credit facility expires on May 1, 2003, under its present terms. EWST's credit facility with US Bank expired in January 2003 in accordance with its terms and has not been renewed or extended.

Safe Harbor Forward Looking Statement: EWST is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of
1995 for any forward-looking statements made by, or on behalf of EWST.
Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans,"
"predicts," and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risk and various other matters, many of which are beyond EWST's control. EWST expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in EWST's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

For additional information or clarification, please contact: JoAnn S. Hogan,
Financial Communications, 1-406-791-7555, jshogan@ewst.com, or John C. Allen,
Corporate Counsel and Vice-President, 1-406-791-7503, jcallen@ewst.com, both of
Energy West Incorporated.

Our toll-free number is 1-800-570-5688.  Our web address is www.energywest.com

Our address is P.O. Box 2229, Great Falls MT 59403-2229